Exhibit 99.1
Rural Cellular Corporation
Announces 4Q and Full Year
2005 Financial Results

February 21, 2006 — ALEXANDRIA, Minn. — Rural Cellular Corporation (“RCC” or “the Company”) (NASDAQ: RCCC) announces fourth quarter and full year 2005 financial results.
Richard P. Ekstrand, President and Chief Executive Officer, commented: “2005 was yet another year where we executed our network strategy of leveraging 850 MHz spectrum in our rural markets. This has resulted in growth on the roaming front, increasing LSR, increasing levels of USF payments, and exceeding Adjusted EBITDA expectations. As we look to 2006, we are keenly focused on improving customer retention and adding value to our customers.”
RCC’s fourth quarter highlights include:
— Adjusted EBITDA increased to $54.4 million,

— Continued growth in roaming revenue,

— Continued network construction and handset migration,

— LSR increased from new technology customers, and

— Sale of $175 million of seven-year senior subordinated floating rate notes.
Revenue and Customers
Service Revenue. Positively affecting service revenue was increased LSR. Driving the higher LSR was increased access and features revenue together with increased Universal Service Fund (“USF”) payments. USF payments for the quarter and year ended December 31, 2005 were $10.5 million and $40.8 million compared with $9.1 million and $28.2 million last year. Partially offsetting these increases for the year was the impact of declines in postpaid and prepaid customers. RCC’s service revenue for the quarter decreased slightly to $96.0 million while increasing 3% to $387.8 million for the year.
Customers. The Company’s total customers, (including postpaid, prepaid and wholesale), increased by approximately 1,000 during the fourth quarter bringing total customers to 706,000 at year end, down from 730,000 as of December 31, 2004. The Company’s fourth quarter improvement in customer retention over the third quarter of 2005 reflects progress made in the billing, technology, and service related issues encountered during the commercial introduction of its GSM networks. Reflecting customer migration to new technology products and services together with 44,000 postpaid customer gross adds, approximately 47% of the Company’s postpaid customers were using new technology devices at December 31, 2005.
Roaming Revenue. Roaming revenue for the quarter increased 53% to $36.3 million despite roaming yield declining to $0.12 from $0.15 per minute last year. Additionally, 90% of the Company’s roaming minutes during the fourth quarter of 2005 were carried on the Company’s GSM and CDMA networks, which is an increase from 47% a year ago.
Operating Costs
Network Costs. RCC’s network costs for the fourth quarter and year ended December 31, 2005 increased to $31.9 million and $120.3 million. These increases reflect the additional costs of operating multiple networks (analog, TDMA, GSM/GPRS/EDGE and CDMA/1XRTT), and over 200 cell sites added since December 31, 2004. Incollect expense, a component of network costs, declined slightly to $11.5 million for the quarter while it increased 2.5% for the year to $46.9 million. Per minute incollect cost for the fourth quarter and full year 2005 was approximately $0.10 per minute compared to $0.13 last year.

Selling, General and Administrative. SG&A increased 4% to $38.0 million for the quarter due to increased customer service and billing expenses primarily related to servicing new technology products. Additionally, the Company incurred higher bad debt expense and pass-through regulatory fees during 2005.
Interest Expense. Increased interest expense during the fourth quarter reflects the Company’s higher debt level resulting from the November 2005 issuance of $175 million floating rate senior subordinated notes and the borrowing of $58 million under the revolving credit agreement. Partially offsetting the impact of interest expense from increased debt were gains resulting from the exchange of common stock for senior exchangeable preferred stock. Cash interest expense, which included $17.8 million in senior exchangeable preferred stock dividends paid in October 2005, was $29.6 million for the quarter and $133.0 million for all of 2005.

Components of Interest Expense
(in thousands)	Three months ended		Year ended
	December 31,		December 31,
	2005	2004	2005	2004

Interest expense on credit agreement	$691	$—	$691	$5,135
Interest expense on senior secured notes	10,652	9,875	41,517	29,753
Interest expense on senior notes	8,025	8,024	32,095	32,094
Interest expense on senior subordinated notes	14,291	10,320	45,252	41,281
Amortization of debt issuance costs	1,182	1,156	4,692	4,674
Write-off of debt issuance costs	1,290	—	1,533	12,605
Senior and junior preferred stock dividends	13,139	13,262	54,778	55,373
Effect of derivative instruments	(1,482)	(172)	(1,997)	5,208
Gain on repurchase and exchange of senior exchangeable preferred stock	(37)	—	(5,722)	(22,572)
Other	(24)	(372)	(1,008)	426

	$47,727	$42,093	$171,831	$163,977

Gain on exchange of 113/8% senior exchangeable preferred stock preferred stock for common stock. During the fourth quarter, the Company exchanged 1,000 shares of its 11 3/8% senior exchangeable preferred stock for an aggregate of 82,556 shares of its Class A common stock in a negotiated transaction. For the year ended December 31, 2005, the Company exchanged an aggregate of 10,535 shares of its senior exchangeable preferred stock for an aggregate of 1,152,746 shares of its Class A common stock in negotiated transactions. The shares were issued in reliance upon the exemption from registration provided in Section 3(a)(9) of the Securities Act of 1933.
Conversion of Class T Preferred Stock
In the fourth quarter the Company’s Class T preferred stock was converted back into its original number of common shares. This conversion resulted in a $6.7 million gain recorded within dividend expense. Accordingly, preferred stock dividends for the quarter were ($3.1) million as compared to $3.3 million in 2004.
Capital Expenditures
Total capital expenditures for the fourth quarter and year were approximately $17.5 million and $95.0 million, respectively.
Teleconference
On February 21, 2006 at 3:30 PM CT, a teleconference will be held to discuss RCC’s fourth quarter performance. To participate in the call, dial (800) 218-4007, and give the operator your name and company affiliation. To access a replay of this call through March 9, 2006, dial (800) 405-2236 and 11052244# as the pass code. An audio replay of the teleconference can also be accessed by logging onto the Company’s website at www.unicel.com. To access the audio stream, click on the Investor Relations section.

About the Company
Rural Cellular Corporation, based in Alexandria, Minnesota, provides wireless communication services to Midwest, Northeast, South and Northwest markets located in 15 states.
Forward-looking statements
Statements about RCC’s future prospects are forward-looking and, therefore, involve certain risks and uncertainties, including but not limited to: competitive considerations, success of customer enrollment and retention initiatives, the ability to increase wireless usage and reduce customer acquisition costs, the ability to deploy new network technology on a timely basis, the ability to service debt, and other factors discussed in RCC’s Report on Form 10-K for the year ended December 31, 2004 and from time to time in its other filings with the Securities and Exchange Commission.

Contact:	Chris Boraas, Investor Relations Director — Equity (320) 808-2451 Suzanne Allen, Treasurer — Preferred Securities and Debt (320) 808-2156 World Wide Web address: http://www.unicel.com
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Consolidated Operating Data:	Three months ended		Year ended
	December 31,		December 31,
	2005	2004	2005	2004
Penetration (1) (2)	9.5%	10.3%	9.5%	10.3%
Retention (3)	97.3%	97.6%	97.3%	97.9%
Average monthly revenue per customer (4)	$71	$60	$67	$60
Local service revenue per customer (5)	$51	$48	$50	$46
Acquisition cost per customer (6)	$514	$479	$497	$444

Voice customers at period end
Postpaid			597,769	628,614
Prepaid			11,663	20,391
Wholesale			96,170	80,806

Total customers			705,602	729,811

Direct marketed POPs (1)
RCC Cellular			5,651,000	5,525,000
Wireless Alliance			754,000	754,000

Total POPs			6,405,000	6,279,000

(1)	Reflects 2000 U.S. Census Bureau data updated for December 2002.

(2)	Represents the ratio of wireless voice customers, excluding wholesale customers, at the end of the period to population served (“POPs”).

(3)	Determined for each period by dividing total postpaid wireless voice customers discontinuing service during such period by the average postpaid wireless voice customers for such period (customers at the beginning of the period plus customers at the end of the period, divided by two), dividing that result by the number of months in the period, and subtracting such result from one.

(4)	Determined for each period by dividing service revenue (not including pass-through regulatory fees) and roaming revenue by the monthly average postpaid customers for such period.

(5)	Determined for each period by dividing service revenue (not including pass-through regulatory fees) by the monthly average postpaid customers for such period.

(6)	Determined for each period by dividing selling and marketing expenses, net cost of equipment sales, and depreciation of rental telephone equipment by the gross postpaid wireless voice customers added during such period.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures
The Company utilizes certain financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP, to assess the Company’s financial performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented. The Company’s method of computation may not be comparable to other similarly titled measures of other companies.
Adjusted EBITDA is the sum of earnings before interest, taxes, depreciation and amortization, stock based compensation, impairment of assets, interest and dividend income, and other expense. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenues. The Company believes that Adjusted EBITDA and Adjusted EBITDA margin provide an important perspective on its operating results and its ability to service long-term obligations, to fund continuing growth, and to continue as a going concern. Adjusted EBITDA and Adjusted EBITDA margin are not intended to represent alternatives to net income or cash flows from operating, financing, or investing activities (as determined in accordance with GAAP) as a measure of performance and are not representative of funds available for discretionary use due to the Company’s financing obligations.
The following table reconciles Adjusted EBITDA to net loss, the most comparable GAAP financial measure.

(in thousands)	Three months ended
	December 31,		Year ended December 31,
	2005	2004	2005	2004
Adjusted EBITDA	$54,407	$52,578	$214,109	$225,245
Stock based compensation	(251)	(41)	(680)	(41)
Impairment of assets	—	(47,136)	(7,020)	(47,136)

EBITDA	54,156	5,401	206,409	178,068

Depreciation and amortization	(28,988)	(20,966)	(100,463)	(76,355)
Interest expense	(47,727)	(42,093)	(171,831)	(163,977)
Interest and dividend income	1,310	357	2,221	1,727
Other	(727)	2	(876)	(76)
Income tax benefit	105	1,672	418	1,672

Net loss	$(21,871)	$(55,627)	$(64,122)	$(58,941)

The following table summarizes the reconciliation of Adjusted EBITDA margin to net loss as a percentage of total revenues.
(All items shown as % of total revenue)

	Three months ended
	December 31,		Year ended December 31,
	2005	2004	2005	2004
Adjusted EBITDA	38.9%	41.7%	39.3%	44.6%
Stock based compensation	(0.2)	0.0	(0.1)	0.0
Impairment of assets	0.0	(37.4)	(1.3)	(9.3)

EBITDA	38.7	4.3	37.9	35.3

Depreciation and amortization	(20.7)	(16.6)	(18.4)	(15.1)
Interest expense	(34.1)	(33.4)	(31.5)	(32.5)
Interest and dividend income	0.9	0.3	0.4	0.3
Other	(0.5)	0.0	(0.2)	0.0

Income tax benefit	0.1	1.3	0.1	0.3

Net loss	(15.6)%	(44.1)%	(11.7)%	(11.7)%

RURAL CELLULAR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
ASSETS
(Unaudited)

	December 31,
(In Thousands)	2005	2004
CURRENT ASSETS:
Cash and cash equivalents	$86,822	$85,339
Short-term investments	66,778	—
Accounts receivable, less allowance for doubtful accounts of $3,567 and $2,456	72,887	62,549
Inventories	12,849	7,658
Other current assets	4,280	4,175

Total current assets	243,616	159,721

PROPERTY AND EQUIPMENT, net	277,408	276,133

LICENSES AND OTHER ASSETS:
Licenses, net	548,513	548,513
Goodwill, net	348,684	348,682
Customer lists, net	29,301	47,868
Deferred debt issuance costs, net	27,022	30,228
Other assets, net	6,138	6,305

Total licenses and other assets	959,658	981,596

	$1,480,682	$1,417,450

RURAL CELLULAR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
LIABILITIES AND SHAREHOLDERS’ DEFICIT
(Unaudited)

	December 31,
(In thousands, except per share data)	2005	2004
CURRENT LIABILITIES:
Accounts payable	$53,492	$52,465
Current portion of long-term debt	—	81
Advance billings and customer deposits	11,885	11,076
Accrued interest	39,336	41,112
Other accrued expenses	8,981	9,679

Total current liabilities	113,694	114,413
LONG-TERM LIABILITIES	1,847,994	1,733,079

Total liabilities	1,961,688	1,847,492

REDEEMABLE PREFERRED STOCK	170,976	166,296

SHAREHOLDERS’ DEFICIT:
Class A common stock; $.01 par value; 200,000 shares authorized, 13,530 and 11,836 outstanding	135	118
Class B common stock; $.01 par value; 10,000 shares authorized, 427 and 540 outstanding	4	5

Additional paid-in capital	212,420	193,347
Accumulated deficit	(862,742)	(791,446)
Unearned compensation	(1,799)	(698)
Accumulated other comprehensive income	—	2,336

Total shareholders’ deficit	(651,982)	(596,338)

	$1,480,682	$1,417,450

RURAL CELLULAR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(Unaudited)

	For the Three Months Ended		For the Year Ended
(In thousands,	December 31,		December 31,
except per share data)	2005	2004	2005	2004
REVENUE:
Service	$96,001	$96,562	$387,848	$377,219
Roaming	36,255	23,759	122,774	105,504
Equipment	7,619	5,644	34,313	22,094

Total revenue	139,875	125,965	544,935	504,817

OPERATING EXPENSES:
Network costs, excluding depreciation	31,945	26,998	120,322	104,071
Cost of equipment sales	15,519	9,745	58,266	40,372
Selling, general and administrative	38,004	36,644	152,238	135,129
Depreciation and amortization	28,988	20,966	100,463	76,355
Stock based compensation	251	41	680	41
Impairment of assets	—	47,136	7,020	47,136

Total operating expenses	114,707	141,530	438,989	403,104

OPERATING INCOME (LOSS)	25,168	(15,565)	105,946	101,713

OTHER INCOME (EXPENSE):
Interest expense	(47,727)	(42,093)	(171,831)	(163,977)
Interest and dividend income	1,310	357	2,221	1,727
Other	(727)	2	(876)	(76)

Other expense, net	(47,144)	(41,734)	(170,486)	(162,326)

LOSS BEFORE INCOME TAX BENEFIT	(21,976)	(57,299)	(64,540)	(60,613)

INCOME TAX BENEFIT	(105)	(1,672)	(418)	(1,672)

NET LOSS	(21,871)	(55,627)	(64,122)	(58,941)

PREFERRED STOCK DIVIDEND	3,127	(3,334)	(7,174)	(12,915)

NET LOSS APPLICABLE TO COMMON SHARES	$(18,744)	$(58,961)	$(71,296)	$(71,856)

NET LOSS PER BASIC AND DILUTED SHARE	$(1.38)	$(4.81)	$(5.62)	$(5.87)
WEIGHTED AVERAGE BASIC AND DILUTED SHARES USED TO COMPUTE LOSS PER SHARE:	13,606	12,254	12,695	12,239

COMPREHENSIVE LOSS:
NET LOSS APPLICABLE TO COMMON SHARES	$(18,744)	$(58,961)	$(71,296)	$(71,856)

Change in comprehensive loss	(1,821)	(171)	(2,336)	2,120

TOTAL COMPREHENSIVE LOSS	$(20,565)	$(59,132)	$(73,632)	$(69,736)

RURAL CELLULAR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year ended
	December 31,
(In Thousands)	2005	2004
OPERATING ACTIVITIES:
Net loss	$(64,122)	$(58,941)
Adjustments to reconcile to net cash provided by (used in) operating activities:
Depreciation and amortization	100,463	76,355
Loss on write-off of debt issuance costs	1,533	12,605
Mark-to-market adjustments — financial instruments	339	4,339
Gain on repurchase of preferred stock	(5,722)	(22,573)
Non-cash preferred stock dividends	3,797	28,626
Impairment of assets	7,020	47,136
Stock based compensation	680	41
Deferred income taxes	(418)	(1,672)
Other	6,825	7,693
Change in other operating elements:
Accounts receivable	(14,262)	(1,821)
Inventories	(5,191)	547
Other current assets	(105)	89
Accounts payable	6,757	6,153
Advance billings and customer deposits	809	482
Accrued preferred stock dividends	33,211	26,747
Accrued interest	2,021	6,598
Other accrued expenses	(698)	(2,127)

Net cash provided by operating activities	72,937	130,277

INVESTING ACTIVITIES:
Purchases of property and equipment	(94,951)	(94,417)
Purchases of short-term investments	(86,721)	—
Maturity of short-term investments	19,943	—
Purchases of wireless properties, net	—	(725)
Net proceeds from property exchange	—	13,567
Proceeds from sale of property and equipment	247	92
Other	(103)	24

Net cash used in investing activities	(161,585)	(81,459)

FINANCING ACTIVITIES:
Proceeds from issuance of common stock related to employee stock purchase plan and stock options	1,569	188
Proceeds from issuance of long-term debt under the revolving credit agreement	58,000	—
Proceeds from issuance of senior subordinated notes	172,816	—
Repayments of long-term debt under the credit agreement	—	(525,724)
Redemption of 9 5/8% senior subordinated notes	(125,000)	—
Proceeds from issuance of 8 1/4% senior secured notes	—	350,000
Proceeds from issuance of senior secured floating rate notes	—	160,000
Repurchase of preferred stock	(13,355)	(68,351)
Payments to settle interest rate swaps	—	(7,645)
Payments of debt issuance costs	(3,798)	(14,293)
Other	(101)	(201)

Net cash provided by (used in) financing activities	90,131	(106,026)

NET INCREASE (DECREASE) IN CASH	1,483	(57,208)
CASH AND CASH EQUIVALENTS, at beginning of year	85,339	142,547

CASH AND CASH EQUIVALENTS, at end of year	$86,822	$85,339